UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On February 23, 2016, Stoneridge, Inc. (the “Company”) entered into Amendment No. 2 and Waiver (the “Amendment”) to the Third Amended and Restated Credit Agreement (the “Agreement”) by and among the Company and certain of its subsidiaries as Borrowers, PNC Bank, National Association, as Administrative Agent and Collateral Agent; and PNC Bank, National Association, JPMorgan Chase Bank, N.A., Compass Bank, Citizens Bank, National Association, The Huntington National Bank, U.S. Bank National Association, BMO Harris Bank, N.A., First Niagara Bank, N.A. and First Commonwealth Bank, as Lenders.

The Amendment modifies, and waives any default or potential defaults arising from the disclosure schedules included in the Agreement and the ancillary agreements thereto with respect to additional shares issued by the Company’s wholly owned, Mauritius-based affiliate Stoneridge Asia Holdings Ltd. and shares of the Company’s wholly owned, Mexico-based affiliate TED de Mexico Servicios S.A. de C.V. In connection with the Amendment and as called for by the Agreement, the Company is pledging shares held in these two foreign affiliates as collateral.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 and Waiver to Third Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 24, 2016	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

10.1	Amendment No. 2 and Waiver to Third Amended and Restated Credit Agreement